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                                                                    EXHIBIT 3.76

                                                                    126827

                                                                          [SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                         DERMATOPATHOLOGY SERVICES, P.C.

TO:  THE HONORABLE JUDGE OF PROBATE
     OF JEFFERSON COUNTY, ALABAMA

          I, the undersigned, Walter P. Little, Jr., M.D., having attained the age of majority under the laws of the State of Alabama, being a duly licensed physician qualified to practice medicine pursuant to the laws of the State of Alabama, and desiring to form a Professional Corporation, do hereby form this professional corporation pursuant to the provisions of the CODE OF ALABAMA
(1975) Section 10-4-380 through Section 10-4-406, and certify as follows:

                                    ARTICLE I
                                      NAME

The name of the corporation is:

                         DERMATOPATHOLOGY SERVICES, PLC

                                                                          [SEAL]

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                                   ARTICLE II
                                     PURPOSE

          The purpose for which the Corporation is organized is to engage in every phase and aspect of the practice of medicine and to render services ancillary thereto, in accordance with the laws of Alabama and in accordance with the canons of professional ethics.

          The Corporation shall not engage in any business other than the practice of medicine and the rendering of services ancillary thereto. However, it may invest its funds in real estate, mortgages, stocks, bonds or any other type of investment and may own real or personal property necessary or appropriate for rendering professional medical services.

                                   ARTICLE III
                            GOVERNING LAW AND POWERS

          The Corporation shall be governed by the "Revised Alabama Professional Corporation Act," CODE OF ALABAMA (1975), Section 10-4-380 through Section 10-4-406, including all amendments thereto, and by the "Alabama Business Corporation Act," CODE OF ALABAMA (1975), Section 10-2A-1 through Section 10-2A-339, including all amendments thereto, except to the extent that the provisions of such Business Corporation Act are inconsistent with the provisions of the aforementioned Revised Alabama Professional Corporation Act; and all other laws of Alabama governing or applicable to professional corporations, except to the extent that such laws

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are inconsistent with the provisions of the Revised Alabama Professional
Corporation Act. The Corporation shall have all the powers and privileges necessary or convenient to effectuate its purposes, including those enumerated in the Alabama Business Corporation Act and the Revised Alabama Professional Corporation Act. The powers of the Corporation pursuant to the laws of Alabama include, without limitation, the following powers:

          A. To purchase, acquire, hold, improve, sell, convey, assign, exchange, release, mortgage, encumber, lease, hire, and deal in real and personal property of every kind and character insofar as the same shall be necessary or appropriate in connection with the lawful purposes of this Corporation.

          B. To enter into, make and perform, in its own name, contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, corporation, municipality, county, state, territory, government, governmental subdivision or body politic.

          C.   To sue and be sued as an independent entity.

          D. To borrow and lend money, without security, or upon the giving or receipt of such security as the Board of Directors of this Professional Corporation may deem advisable by way of mortgage, pledge, transfer, assignment, or otherwise, of real and personal property of every nature and description, or by way of guaranty, or otherwise.

          E. To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange,

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warrants, debentures and other negotiable or transferable instruments.

          F. To issue bonds, debentures or other securities or obligations and to secure the same by mortgage, pledge, deed of trust, or otherwise.

          G. To purchase, take, receive, redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares of stock, and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to hold, sell, transfer or reissue the same.

          H. To enter into any pension, profit-sharing or stock option plans or other projects for the assistance and welfare of its directors, officers and employees.

          I. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

          J. To acquire bonds or shares of stock of this Corporation or any other corporation, including any other professional corporation.

          K. To acquire the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, partnership,

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association, professional association, professional corporation or corporation.

          L. To endorse, lend its credit to, or otherwise guarantee, or obligate itself for, or pledge or mortgage all or any part of its properties for the payment of the principal and interest, or either, on any bonds, debentures, notes, scrip, coupons, or other obligations or evidences of indebtedness, or the performance of any contract, mortgage, or obligation, of any other corporation or association, domestic or foreign, or of any person, firm, partnership or joint venture.

          M. To enter into any lawful and ethical arrangements for sharing of expenses or profits, union of interest, reciprocal concession, or cooperation, as partner (general or limited), joint venturer, or otherwise, with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, carrying on or proposing to carry on, or any business or transaction deemed necessary, convenient or incidental to the carrying out of any of the objects of this Corporation.

          N.   To lend money and use its credit to assist its employees.

          O. To procure a certificate of authority or equivalent authorization to render professional medical services in any other state of the United States.

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          P.   To have and to exercise all powers conferred by the laws of the
State of Alabama upon professional corporations, including, without limitation, the Revised Alabama Professional Corporation Act.

          The foregoing clauses, and each phrase thereof, shall be construed as objects, powers, and purposes of this Corporation in addition to those powers specifically conferred upon the Corporation by law, and it is hereby expressly provided that the foregoing specific enumeration of purposes and powers shall not be held to limit or restrict in any manner the powers of the Corporation otherwise granted by law.

          Notwithstanding the foregoing, the Corporation shall not have any powers which may be inconsistent with the provisions and purposes of the Revised Alabama Professional Corporation Act or which may be inconsistent with any validly issued rule or regulation promulgated by a licensing authority which has jurisdiction with respect to physicians rendering professional medical services.

                                   ARTICLE IV
                       INITIAL REGISTERED OFFICE AND AGENT

          The location and mailing address of the initial registered office of the Corporation, and the name of its initial registered agent at such address is as follows:

                           Walter P. Little, Jr., M.D.
                               1647 Panorama Lane
                            Birmingham, Alabama 35216

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                                    ARTICLE V
                       RENDITION OF PROFESSIONAL SERVICES

          This corporation shall render professional services in the State of Alabama only through individuals permitted to practice medicine in the State of Alabama; provided, however, that nothing in this Article V shall be construed to require that any individual who is employed by this Corporation be licensed to perform services for which no license is otherwise required, or to prohibit the rendering of professional services by a licensed individual acting in his individual capacity, notwithstanding that such individual may be a shareholder, member, director, officer, employee or agent of this Corporation.

                                   ARTICLE VI
                           PROFESSIONAL RELATIONSHIPS

          A. The relationship between an individual performing professional medical services as an employee of this Corporation and a patient shall be the same as if the individual performed such services as a sole practitioner.

          B. The relationship between this Corporation and the patient shall be the same as between the patient and the individual performing the services.

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                                   ARTICLE VII
                                    LIABILITY

          A. Every individual who renders professional medical services as an employee of this Corporation shall be liable for any negligent or wrongful act or omission in which he personally participates to the same extent as if he rendered such services as a sole practitioner.

          B. The personal liability of a shareholder, employee, director or officer of this Corporation in such capacity shall be no greater in any respect than that of a shareholder, employee, director or officer of a corporation organized under the Alabama Business Corporation Act.

                                  ARTICLE VIII
                                 ACTS PROHIBITED

          This Corporation shall not do any act which is prohibited to be done by individual persons licensed to practice the profession of medicine.

                                   ARTICLE IX
                                  CAPITAL STOCK

          A. The total number of shares of stock which the Corporation shall have the authority to issue shall be One Thousand (1,000) shares of common stock at the par value of $10.00 per share.

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          B.   Except as may otherwise be provided for in the Bylaws of the
Corporation with respect to the personal representative of a deceased shareholder, no person or legal entity who is not a Qualified Person, as defined in CODE OF ALABAMA (1975) Section 10-4-382(5), (hereinafter referred to as a "Qualified Person") may become a shareholder of this Corporation. The Corporation may issue shares of its capital stock only to Qualified Persons. A shareholder may voluntarily transfer his or her shares in this Corporation only to Qualified Persons. Any share of this Corporation issued in violation of this
Article IX, Paragraph B, is null and void. The transfer of any shares in violation of this Article IX, Paragraph B, shall be null and void.

          C. A voting trust with respect to shares of this Corporation shall not be valid unless all the trustees and beneficiaries thereof are Qualified Persons, except that a voting trust may be validly continued for a period of twelve (12) months after the death of a deceased beneficiary or after a beneficiary is no longer a Qualified Person.

          D. Denial of Preemptive Rights. No holder of any stock in the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into

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stock of the Corporation, but any such unissued or treasury stock of any such additional authorised issue of any new stock, or any securities convertible into stock, may be issued and disposed of by the Board of Directors to such person, firms, corporations or associations and upon such terms as the Board of Directors may in its discretion determine, without offering to the stockholders then of record, or any class of stockholders, any thereof on the same terms or on any terms.

          E. The Corporation may purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares.

                                    ARTICLE X
                            TRANSFERABILITY OF SHARES

          Except as may otherwise be provided in the Bylaws of the Corporation, or by private agreement, shares of stock in this Corporation may be sold, assigned and transferred to any Qualified Person without limitation.

                                   ARTICLE XI
                             DIRECTORS AND OFFICERS

          A. The business and affairs of the Corporation shall be managed by its Board of Directors which shall consist of not less than one (1) Director nor more than three (3) Directors or such other number of directors as may be provided from time to time in the Bylaws of the Corporation. The number may be changed as provided in the Bylaws of the Corporation.

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          B.   The members of the Board of Directors shall be elected at the annual meeting of the shareholders and shall hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.

          C. The Board of Directors shall have and may exercise all of the rights, powers and authority that may be vested in the Board of Directors of a professional corporation organized under the Revised Alabama Professional Corporation Act as the same has been or shall be from time to time amended, including all rights, power and authority vested in the Board of Directors of a corporation organized under the laws of Alabama and not inconsistent with said Revised Alabama Professional Corporation Act. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby expressly authorized:

               1. To adopt, alter, amend and repeal the Bylaws of the Corporation, but the Bylaws so made by the Directors may be altered or repealed by the shareholders;

               2. To fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and if any, what part of any accumulated profits shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

          D. The act of a majority of the members of the Board of Directors shall be the act of the Board of Directors.

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          E.   The name and address of each person who is to serve as a member of the Board of Directors of the Corporation until the first meeting of shareholders is as follows:

                    NAME                           POST OFFICE ADDRESS

          Walter P. Little, Jr., M.D.             1647 Panorama Lane
                                                  Birmingham, AL 35216

          F. Only individuals who are shareholders of the Corporation and who are physicians duly licensed to practice medicine under the laws of the State of Alabama may be members of the Board of Directors; provided, however, that any individual named above may be a member of the Board of Directors at any time he is not a shareholder of the Corporation.

          G. The officers of the Corporation shall include a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine.

          H. The President shall have the authority to execute all deeds, mortgages, bonds and other contracts requiring a seal, under the seal of the Corporation. The Secretary or any Assistant Secretary shall have the authority to affix this seal to instruments requiring it and attest the same.

          I. The officers of the Corporation need not be members of the Board of Directors.

          J. At least one director of the Corporation and the President of the Corporation shall be Qualified Persons with

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respect to the Corporation; provided, however, that this Paragraph J of this
Article XI shall not apply for a period of twelve (12) months after the death of the sole shareholder of the Corporation.

          K. No contract or other transaction between the Corporation and one or more of its Directors or other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction, is fair and reasonable to the Corporation and if either:

               1. The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

               2. The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

          Common or intereted Directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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                                   ARTICLE XII
                                  INCORPORATORS

          The name and address of each incorporator is as follows:

                    NAME                                 ADDRESS

          Walter P. Little, Jr., M.D.             1647 Panorama Lane
                                                  Birmingham, AL 35216


                                  ARTICLE XIII
                                    DURATION

          A.   The duration of the Corporation shall be perpetual.

          B. This Corporation shall continue as a separate entity independent of its shareholders for all purposes during the period of time provided in Paragraph A of this Article XIII and shall continue notwithstanding the death, insanity, incompetence, conviction for felony, resignation, withdrawal, transfer of shares of stock, retirement or expulsion of any one or more of the shareholders, the transfer of shares, or any other event which under the laws of the State of Alabama and under like circumstances would work a dissolution of a partnership, it being the intention hereof that this Corporation shall have continuity of life independent of the life or status of its shareholders.

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                                   ARTICLE XIV
                   DEATH OR DISQUALIFICATION OF A SHAREHOLDER

          Upon the death of a shareholder of this Corporation, or if a shareholder of this Corporation ceases to be a Qualified Person, or if shares of this Corporation are transferred by operation of law or court decree to a person who is not a Qualified Person, the shares of such deceased shareholder or of such person who is not a Qualified Person may be transferred to a Qualified Person and, if not so transferred, shall be purchased or redeemed by the Corporation to the extent of funds which may be legally made available for such purchase, for the price and pursuant to the terms established in the Bylaws of the Corporation or by private agreement. In the event the price at which such sale and purchase or redemption shall be made is not fixed as aforesaid, then the price for such shares shall be the book value thereof at the end of the month immediately preceding such death, transfer or disqualification. For the purpose of determining such price, book value shall be computed according to the cash receipts and disbursements method of accounting, and shall not include the accounts receivable or goodwill of the Corporation. Such book value shall be determined from the books and records of the Corporation by an independent certified public accountant employed by the Corporation for such purpose. The determination of book value by such certified public accountant shall

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be conclusive and binding upon the Corporation, its shareholders and the transferor.

                                   ARTICLE XV
                                     BYLAWS

          A. The Corporation shall have such Bylaws as may be adopted by the shareholders or the Board of Directors.

          B. The power to alter, amend or repeal the Bylaws adopted by the shareholders or to adopt new Bylaws is hereby vested in either the shareholders or the Board of Directors; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw establishing what constitutes a quorum at such shareholders' meeting; and further provided, that all Bylaws made or adopted by the Board of Directors may be altered or repealed by the shareholders.

          C. Any action required to be taken at a meeting of shareholders or at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action to be taken shall be signed by all of the shareholders or all members of the Board, respectively, entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote.

          D. Whenever any notice is required to be given under either the laws of the State of Alabama, these Articles of Incorporation or Bylaws adopted pursuant to the provisions

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hereof, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein or herein, shall be equivalent to the giving of such notice.

                                   ARTICLE XVI
                          RIGHTS RELEASED AND RETAINED

          A. Shareholders of this Corporation may also be employees of this Corporation and in such event, such Shareholders shall be subject to the management and control of the Corporation in the same manner as other employees, professional or otherwise, notwithstanding their ownership of a stock interest in this Corporation. All professional employees agree to forego all claims for fees charged and collected for professional services rendered or to be rendered by them on behalf of the Corporation and and shall accept in lieu thereof such compensation as may be set from time to time by the Board of Directors of this Corporation.

          B. The Corporation shall have the sole and exclusive right to designate the person or persons to perform all medical services rendered by the Corporation.

                                  ARTICLE XVII
                                   AMENDMENTS

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of

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Incorporation in the manner now or hereafter provided by law, and all rights conferred upon officers, Directors and shareholders herein are granted subject to this reservation; provided, however, that no such amendment, alteration, change or repeal shall be effective without approval of a majority of the holders of the common shares of stock and that no such amendment, alteration, change or repeal upon which the holders of any class of common stock shall be entitled to vote as a class shall be effective without the approval of a majority of the holders of that class of common stock.

          IN WITNESS WHEREOF, the undersigned Incorporator has hereunto subscribed his name to these Articles of Incorporation on this the 30th day of September, 1988.

                                              /s/ WALTER P. LITTLE, Jr., M.D.
                                              ---------------------------------
                                              WALTER P. LITTLE, Jr., M.D.


STATE OF ALABAMA )
JEFFERSON COUNTY )

          I, the undersigned Notary Public in and for said County in said State, hereby certify that Walter P. Little, Jr., M.D., whose name is signed to the foregoing Articles of Incorporation of DERMATOPATHOLOGY SERVICES, P.C., and who is known to me to be the party to same, acknowledged before me on this day that, being informed of the contents of said Articles

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of Incorporation, he executed the same voluntarily on the day the same bears date and said instrument is the act and deed of the signer and that facts stated therein are true.

          GIVEN under my hand and seal of my office on this the 30th day of September, 1988.

                                              /s/ Jane C. Little
                                              -------------------
                                              NOTARY PUBLIC

This Instrument was prepared by:

JANE C. LITTLE
Attorney at Law
2839 Culver Road, Suite 208
Birmingham, Alabama 35223
(205) 871-5503

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                                                                          [SEAL]

STATE OF ALABAMA  )                                             200114/4934
COUNTY OF JEFFERSON)

                              ARTICLES OF AMENDMENT

                                       TO

                          ARTICLES OF INCORPORATION OF

                         DERMATOPATHOLOGY SERVICES, P.C.

FIRST:    The name of the corporation is Dermatopathology Services, P.C.

SECOND: The following amendments were adopted by the Shareholders in accordance with the provisions of PARA 10-2B-10.03 of Code of Alabama 1975:

          1. THE ARTICLES OF INCORPORATION ARE HEREBY AMENDED TO CHANGE THE NAME OF THE CORPORATION FROM DERMATOPATHOLOGY SERVICES, P.C. TO DERMATOPATHOLOGY SERVICES, INC.

          2. ARTICLES I THROUGH XVII OF THE ARTICLES OF INCORPORATION ARE HEREBY DELETED IN THEIR ENTIRETY AND THE FOLLOWING ARTICLES I THROUGH IX SUBSTITUTED IN LIEU THEREOF:

                                    ARTICLE I
                                      NAME

          The name of the Corporation shall be DERMATOPATHOLOGY SERVICES, INC.

                                   ARTICLE II
                                    PURPOSES

          The purposes for which this Corporation is formed are as follows:

          a. TO PERFORM DIAGNOSTIC LABORATORY SERVICES AND TO CARRY ON ANY LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA.

                                                                          [SEAL]

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          b.   To purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

          c. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

          d. To invest its funds in real estate, mortgages, stocks and bonds or any other type of investment.

          e. To have and exercise all powers necessary or convenient to effect its corporate purposes.

          f. To have one or more offices and to conduct any or all of its operation and business and to promote its objects, within or without the State of Alabama, without restriction as to place or amount.

          g. To do any and all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others, whether such others be individuals, corporations, associations or in partnership.

          h. To exercise all powers now granted, or which in the future may be granted, by the Alabama Business Corporation Act to corporations formed thereunder, subject to any limitation imposed or any provision of any other statute of the State of Alabama.

                                   ARTICLE III
                          LOCATION AND MAILING ADDRESS
                            OF REGISTERED OFFICE AND
                            NAME OF REGISTERED AGENT

          The location and mailing address of the registered office of the Corporation shall be as follows;

                               3918 MONTCLAIR ROAD
                              BIRMINGHAM, AL. 35213

          The name of the Corporation's initial registered agent at said address shall be DEBORAH Y. SANDERS

                                   ARTICLE IV

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                            AUTHORIZED CAPITAL SHARES

          The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common stock of the par value of Ten Dollars ($10.00) per share, constituting a total authorized capital of Ten Thousand Dollars ($10,000) and consisting of one such class only.

                                    ARTICLE V
                        NAME AND ADDRESS OF INCORPORATOR

          The name and mailing address of the incorporator is as follows:

               NAME                                  MAILING ADDRESS

          Walter P.Little, Jr., M.D.              1647 Panorama Lane
                                                  Birmingham, AL  35216

                                   ARTICLE VI
                        NUMBER OF DIRECTORS AND NAME AND

                              ADDRESS OF DIRECTORS

          The Board of Directors shall consist of no less than One (1) and no more than Three (3) Directors. The name and mailing address of the persons to serve as Directors until the Directors' successors are elected and qualified, are as follows:

               NAME                                  MAILING ADDRESS

          DEBORAH Y. SANDERS                      3918 MONTCLAIR ROAD
                                                  BIRMINGHAM, AL. 35213

                                   ARTICLE VII
                                    DURATION

          The duration of this Corporation shall be perpetual.

                                  ARTICLE VIII
                                INTERNAL AFFAIRS

          The following provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the Directors and the shareholders are hereby adopted;

          (a) The initial By-Laws of the Corporation shall be adopted by the shareholders. The power to alter, amend, repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors and the shareholders, or either of them, which power may be exercised in the manner and to the extent provided in the By-Laws; provided, however, that the Board of Directors may not alter, amend or repeal any By-Law which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors, or which is not permitted by

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          applicable law to be altered, amended or repealed solely by action of the Board of Directors. The By-Laws may contain any provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the Directors and shareholders not inconsistent with the Alabama Business Corporation Act or these Articles of Incorporation.

          (b) The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors comprising the initial Board of Directors shall be the number of persons listed as Directors in Article VI hereof. Thereafter, the number of Directors of the Corporation shall be fixed by, or in the manner provided in the By-Laws or, in the absence of a By-Law providing for the number of Directors, the number of Directors shall be the same as the number comprising the initial Board of Directors. The number of Directors may be increased or decreased from time to time, in the manner provided in the By-Laws, provided that no decrease shall have the effect of shortening the term of any incumbent Director, except that any Director may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors at a meeting of shareholders held pursuant to the laws of Alabama.

          (c) In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

          (1) To fix and determine and to vary the amount of working capital of the Corporation; to determine whether any, and if any, what part of any, accumulated profits shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital shares paid in;

          (2) To make, from time to time (so far as may be permitted by federal or state law and regulations), temporary secured or unsecured loans when, in the judgment of the Board of Directors, the money so loaned is not at the time required in the conduct of the business of the Corporation.

          (3) To distribute to the shareholders of any class of shares as to stock dividend shares of any other class which the Corporation is authorized to issue, subject to the restrictions and limitations as set forth in the Alabama Business Corporation Act as presently in effect, or as hereafter amended.

          (4) To distribute to the shareholders of the Corporation, either out of its capital surplus or out of its earned surplus, a portion of the Corporation's assets, in cash or in property, subject to the restrictions and limitations as set forth in the Alabama Business Corporation Act as presently in effect, or as hereafter amended, or as set forth in the By-Laws of the Corporation.

          (d) Any action required or permitted to be taken at any meeting of the Board of Directors or of the shareholders may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, if action by Directors is involved, or by all of the shareholders entitled to vote thereon, if action by shareholders is involved, and if such written consent is filed with the minutes of proceedings of the Board of Directors or of the shareholders, as the case may be.

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          (e)  At any time and from time to time when authorized by resolution of the Board of Directors and, except as otherwise provided in the Articles of Incorporation and by statute, without any action by its shareholders, the Corporation may

          (1) issue or sell for such consideration as may be fixed from time to time by the Board of Directors, any number of its capital shares, and whether out of the unissued shares thereof authorized by these Articles of Incorporation, as from time to time amended, or out of shares of its capital shares acquired by it after the issuance thereof;

          (2) issue and sell its obligations, secured or unsecured, and in bearer, registered or such other form, and including such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and mortgage or pledge as security therefor, any property of the Corporation, real or personal, including after-acquired property; and

          (3) issue or grant, for such consideration as may from time to time be fixed by the Board of Director, warrants or options, in bearer, registered or such other form as the Board of Directors may determine, for the purchase of its capital shares with or without par value of any class within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share as the Board of Directors may determine. Such warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes or other evidences of indebtedness or capital shares of any class of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine.

          (f) The Corporation shall have a lien upon all shares subscribed for or issued for the full subscription price thereof or any debt or liability incurred to it by the subscriber or shareholder, which lien may be exercised by cancellation, forfeiture, or public or private sale, upon reasonable notice, of such subscription, which remedies are cumulative to an action to enforce payment or other remedies provided by law. At the election of the Corporation, a subscriber shall not be considered as a shareholder until said subscription shall have been paid in full.

          (g) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, and transfer or otherwise dispose of its own shares, but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned surplus available therefor, or to the extent of unreserved and unrestricted capital surplus available therefor.

                                   ARTICLE IX
                      RIGHT TO AMEND PROVISIONS IN ARTICLES

          The Corporation reserves the right from time to time to amend, alter or repeal each and every provision contained in these Articles of Incorporation or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Alabama Business Corporation Act, and all rights conferred upon shareholders at any time are granted subject to this reservation."

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THIRD:    The preceding amendments were adopted by the Shareholders on November
          9th, 2001.

FOURTH: There were 1000 shares of stock outstanding at the time of adoption of the amendment and each share of stock was entitled to vote on the amendment.

FIFTH: The number of shares which voted for the amendment was 1000 and no shares voted against the amendments.

     These Articles of Amendment dated this the 9th day of November, 2001.

                                              /s/ Deborah Y. Sanders
                                              --------------------------
                                              Deborah Y. Sanders
                                              Its President and Sole Director

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